Exhibit 10.1

SUBSCRIPTION AGREEMENT

Raser Technologies, Inc. 5152 North Edgewood Drive, Suite 200 Provo, UT 84604

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

     1. This Subscription Agreement, including the Terms and Conditions for Purchase of Common Stock attached hereto as Annex I (collectively, this “Agreement”), is made as of the date set forth below between Raser Technologies, Inc., a Delaware corporation (the “Company”), and the Investor.

     2. The Company has authorized the sale and issuance to certain investors of up to an aggregate amount of $750,000 of common stock, $0.01 par value per share (the “Common Stock”) of the Company for a purchase price of $0.449 per share (the “Purchase Price”). The Investor shall purchase the number of shares of Common Stock (the “Purchased Amount”) for the aggregate purchase price (the “Aggregate Purchase Price”), each as set forth on the signature page hereto. The Investor acknowledges that certain of the Company’s stockholders or former stockholders have rights to participate in this offering pursuant to Subscription Agreements, dated June 30, 2009, and the Purchased Amount shall be reduced by the number of shares purchased by the participation rights holders, and the Aggregate Purchase Price shall be reduced by the aggregate consideration received by the Company from the participation rights holders.

     3. The offering and sale of the Common Stock (the “Offering”) is being made pursuant to (a) an effective Registration Statement on Form S-3, as amended (including the prospectus contained therein the “Base Prospectus,” collectively, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, (c) if applicable, a Preliminary Prospectus Supplement (the “Preliminary Prospectus Supplement”) containing certain supplemental information regarding the Common Stock, the terms of the Offering and the Company and (d) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus and the Preliminary Prospectus Supplement (if any), the “Prospectus”) containing certain supplemental information regarding the Common Stock and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

     4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Common Stock set forth below for the aggregate purchase price set forth below. The Common Stock shall be purchased pursuant to the Terms and Conditions for Purchase of Common Stock attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten.

     5. The manner of settlement of the Common Stock purchased by the Investor shall be as follows:

Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Interwest Transfer Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN

TWO (2) BUSINESS DAYS AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE COMMON STOCK ARE

MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE COMMON STOCK, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE COMMON STOCK BEING

PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

________________________ ABA # ___________________ Account Name: Raser Technologies, Inc. Account Number: ___________________

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE COMMON STOCK OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE COMMON STOCK MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR.

If the Investor provides the information and wire transfer specified above in a timely manner and the Company fails to deliver the Common Stock to be issued to the Investor, and such failure continues for five (5) business days after such information and wire transfer are delivered, the Company shall pay, in cash or registered shares of Common Stock at the option of the Investor, as liquidated damages and not as a penalty to the Investor, an amount equal to two percent (2%) of the notional amount to be settled for the initial thirty (30) days and each additional thirty (30) day period thereafter until such failure has been cured, which shall be pro-rated for such periods less than thirty (30) days. Notwithstanding the foregoing, the Company shall not be obligated to pay to the Investor any amount in excess of ten percent (10%) of such notional amount.

     6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Common Stock, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

     7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated June 12, 2009, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein, the Preliminary Prospectus Supplement (if any), the Prospectus Supplement and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor may receive certain additional information regarding the Offering. Such information may be provided to the Investor by any means permitted under the Act, including the Preliminary Prospectus Supplement (if any), the Prospectus Supplement, a free writing prospectus and oral communications.

     8. No offer by the Investor to buy the Common Stock will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

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Number of Shares of Common Stock: 1,670,379

Purchase Price Per Share of Common Stock: $0.449

Aggregate Purchase Price: $750,000 USD

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: July 14, 2010

WAR CHEST CAPITAL PARTNERS By: /s/ Howard Blum Print Name: Howard Blum Title: Managing Member Address: 711 5th Ave Suite 405 New York, NY 10022

Agreed and Accepted this 14th day of July, 2010:

RASER TECHNOLOGIES, INC.

By: /s/ John Perry Name: John Perry Title: CFO

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF COMMON STOCK

     1. Authorization and Sale of the Common Stock. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Common Stock.

2.	Agreement to Sell and Purchase the Common Stock.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor,

and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of shares of Common Stock set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Common Stock are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

     2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of the Common Stock to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors.”

3.	Closing; Delivery of the Common Stock and Payment Therefor.

3.1 Closing. The completion of the purchase and sale of the Common Stock (the

“Closing”) shall occur upon the satisfaction or, if applicable, waiver of the relevant conditions set forth in Section 3.2 hereof, or at such other date and time as the Company and the Investor shall mutually agree (the “Closing Date”). The Closing shall take place at a location mutually acceptable to the Company and the Investor. At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of shares of Common Stock set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the aggregate purchase price for the Common Stock being purchased by the Investor will be delivered by or on behalf of the Investor to the Company in a manner permitted by Section 3.3 below and (c) the parties shall exchange signatures to this Agreement by facsimile or electronic transfer, and original signatures shall be delivered by Federal Express or similar overnight courier service as soon as practicable following the Closing Date.

     3.2 Conditions to the Obligations of the Parties. (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Common Stock to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Common Stock being purchased hereunder as set forth on the Signature Page and in a manner permitted by Section 3.3 below and (ii) the accuracy of the representations and warranties made by the Investor set forth in this Agreement and the fulfillment of those undertakings of the Investor set forth in this Agreement to be fulfilled prior to the Closing Date.

     (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Common Stock will be subject to the accuracy of the representations and warranties made by the Company set forth in this Agreement and the fulfillment of those undertakings of the Company set forth in this Agreement to be fulfilled prior to the Closing Date. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Common Stock that they have agreed to purchase from the Company.

     3.3 Payment of Purchase Price. On the Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Common Stock being purchased by the Investor to the following account of the Company:

______________________ ABA # ________________ Account Name: Raser Technologies, Inc. Account Number: __________________

     3.4 Delivery of the Common Stock. No later than two (2) business days after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Common Stock being purchased by the Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing Interwest Transfer Company, the Company’s Transfer Agent, to credit such account or accounts with the Common Stock. Such DWAC instruction shall indicate the settlement date for the deposit of the Common Stock, which date shall be provided to the Investor by the Company. Simultaneously with the delivery to the Company by the Investor of the funds pursuant to Section 3.3 above, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Common Stock pursuant to the information contained in the DWAC.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

     4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Common Stock, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of shares of Common Stock set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein. Without limiting the generality of the foregoing, the Investor represents and affirms that none of the following information has ever been represented, guaranteed or warranted to the Investor, expressly or by implication, by any person: (i) the approximate or exact length of time that the Investor will be required to remain a security holder of the Company; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or (iii) the possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, equityholder, employee or agent of the Company, might in any way indicate or predict the results of ownership of any of the Common Stock or the potential success of the Company’s operations.

     4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Common Stock, or possession or distribution of offering materials in connection with the issue of the Common Stock in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Common Stock or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Company has not made any representation, warranty, disclosure or use of any information in connection with the issue, purchase and sale of the Common Stock, except as set forth or incorporated by reference in the Base Prospectus, Preliminary Prospectus Supplement (if any) or the Prospectus Supplement.

     4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

     4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Common Stock constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Stock.

     4.5 Since the date on which the Company first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will not disclose any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) or engage in any purchases, sales or other transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Common Stock acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

     4.6 The Investor does not have any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Common Stock being purchased and the payment therefor.

     6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 200 Provo, UT 84604

Attention: Nicholas Goodman, Chief Executive Officer Facsimile: (801) 374-3314

with copies to:

Stoel Rives LLP

201 South Main Street, Suite 1100 Salt Lake City, UT 84111 Attention: Reed W. Topham, Esq. Facsimile: (801) 578-6999

(b)	if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     10. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

     11. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings,

agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     12. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of the other party.

     13. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. A facsimile or other electronic copy of this Agreement or any counterpart thereto shall be valid as an original. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Preliminary Prospectus Supplement (if any) and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

     15. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Preliminary Prospectus Supplement (if any) and the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Common Stock to such Investor.

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EXHIBIT A

RASER TECHNOLOGIES, INC. INVESTOR QUESTIONNAIRE

     Pursuant to Section 3.4 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your shares of Common Stock are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax

Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the shares of Common Stock are maintained):

6. DTC Participant Number:

7. Name of Account at DTC Participant being credited with the shares of Common Stock:

8. Account Number at DTC Participant being credited with the shares of Common Stock: